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                                                                    Exhibit 99.1


HEADLINE: CALGENE COMPLETES STRATEGIC ALLIANCE WITH MONSANTO

BODY:
    Calgene, Inc. (Nasdaq: CGNE) announced today that its alliance with Monsanto as previously approved by the stockholders of Calgene became effective March 31, 1996. Stockholders of Calgene immediately prior to the close will hold 50.1% of the common stock outstanding while Monsanto will hold 49.9% of the common stock outstanding. The shares of Calgene will continue to trade over-the-counter under the Nasdaq symbol CGNE.

    DAVIS, Calif., April 1 CONTACT: Carolyn Hayworth of Calgene, Inc., 916-753-6313